SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 5, 2004

                           TecScan International, Inc.
                           ---------------------------
        (Exact name of small business issuer as specified in its charter)

Nevada                                   000-30546                   33-0714007
------                                   ---------                   ----------
(State or other jurisdiction       Commission File Number      (I.R.S. Employer
of incorporation or organization)                           Identification No.)



           117 East Louisa Street, Suite 104 Seattle, Washington 98102
           -----------------------------------------------------------
                    (Address of principal executive offices)


                                 (310) 722-9914
                                 --------------
                           (Issuer's Telephone Number)





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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

On April 5, 2004, we purchased 35,000,000 common shares representing all of the issued and outstanding shares of common stock of Bio-Life Laboratories Corporation, pursuant to that certain Stock Purchase Agreement and Plan of Reorganization (the "Agreement and Reorganization") dated April 5, 2004, between TecScan International, Inc., and Bio-Life Laboratories Corporation, a privately-held Nevada corporation ("Bio-Life"), pursuant to which we are acquiring Bio-Life as our wholly-owned subsidiary. As of the date of this report, Bio-Life's sole product is "Carcinoderm", an ointment, described more fully below.

Under the Agreement and Reorganization we are required to change our name to Bio-Life Labs, Inc. and the OTCBB symbol under which our common stock trades on the Over-The-Counter Bulletin Board as soon as practicable following the filing of this report. Our common stock now trades on the Over-The-Counter Bulletin Board under the OTCBB symbol "TSCN."

As a result of the Agreement and Reorganization, we issued a total of 35,000,000 restricted shares of common stock to the shareholders of Bio-Life in exchange for all the outstanding shares of Bio-Life, which also totaled 35,000,000 shares, with Nancy LeMay as Trustee for those shareholders. Ms. LeMay has sole voting power as to the 35,000,000 shares, though dispositive power remains with the original Bio-Life shareholders. Those shares will be distributed to the Bio-Life shareholders as the reorganization is given effect. As a result of this transaction, the Registrant's total issued and outstanding shares of common stock is 47,091,805. The 35,000,000 shares of common stock of the Registrant's common stock issued as a result of the Agreement and Reorganization represents approximately 74.3% of the voting securities of the Registrant.

On April 8, 2004, Philip T. Kueber resigned his offices as President, Secretary, Treasurer and Director and thereafter appointed Nancy LeMay, David Karam M.D., PhD. and Joseph McGhie, LL.B., M.B.A. to fill the vacancies on the Board of Directors. Ms. LeMay was also elected President and Secretary of the Registrant.

            SECURITY OWNERSHIP OF BENEFICIAL OWNERSHIP AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 8, 2004, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

    Title of Class           Name and Address of Beneficial Owner        Amount and Nature of Beneficial               Percent of
                                                                                      Owner                               Class
------------------------    ---------------------------------------    ------------------------------------          --------------
Common Stock                Nancy LeMay(1)                                      35,000,000 shares                         74.3%
                            117 East Louisa Street, Suite 104            President, Secretary, Director
                            Seattle, Washington 98102

Common Stock                David Karam, M.D., Ph.D                                  No shares                              0%
                            117 East Louisa Street, Suite 104                        Director
                            Seattle, Washington 98102

Common Stock                Joseph McGhie, LL.B, M.B.A.                             No shares                               0%
                            117 East Louisa Street, Suite 104                 Chief Financial Officer,
                            Seattle, Washington 98102                               Director

Common Stock                All directors and named executive                   35,000,000 shares                         74.3%
                            officers as a group

(1) Ms. LeMay is the Trustee for shares held by the Bio-Life shareholders, which will be distributed as the reorganization is given effect.



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Beneficial ownership is determined in accordance with the rules of the
Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

The Registrant is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403 of Regulation S-B.

                        DIRECTORS AND EXECUTIVE OFFICERS

The following tables set forth information regarding the Registrant's current executive officers and directors:

 ============================= ============= ===================================
 Name                              Age       Position
 ----------------------------- ------------- -----------------------------------
 Nancy LeMay                        41       President, Secretary and Director
 ----------------------------- ------------- -----------------------------------
 David Karam                        38       Director
 ----------------------------- ------------- -----------------------------------
 Joseph McGhie                      51       Director
 ============================= ============= ===================================

NANCY LEMAY. On April 8, 2004, Ms. LeMay was appointed as President, Secretary and as a member of our Board of Directors.LeMay is also the president and a director of Bio-Life Labs, Inc. An entrepreneur and business leader for over 20 years, Ms LeMay has been active in the concept design, launch, and operation of start-up businesses facing break-in market and rapid expansion challenges, including gaming, construction components manufacturing, insurance product and program design, and healthcare corporate finance.

Ms. LeMay began her career with the Internal Revenue Service ("IRS"), where she rose through the ranks as a Revenue Officer and Revenue Agent, acting finally as Chief of Special Procedures where she advised Examination and Collection Division personnel regarding the highly specialized, technical and complex aspects of Federal taxation, including insolvencies, trusts and decedent estates, Federal Tax Lien issues, transferee and jeopardy assessments, and redemption rights. During her employment with the IRS, Ms. LeMay completed extensive coursework in personal, corporate, and estate and trust taxation. Ms. LeMay was also a frequent Regional Lead Instructor for Revenue Officer and Revenue Agent training programs.

Following her IRS service, Ms. LeMay joined the State of Nevada's Gaming Control Board as a Financial Agent, performing complex financial investigations of corporate gaming license applicants, and presenting transaction and other financial analysis to Board members for application determination. Since leaving government service, Ms. LeMay has been both a consultant to and involved in the senior management of early stage businesses, bringing concepts to commercial reality by working with investors and lenders, other executives, and customers within service, manufacturing, and retail industry sectors. Ms. LeMay was educated at the University of Nevada at Reno, where she studied accounting. Ms. LeMay is not an officer or director or director of any other reporting company.

DAVID KARAM, M.D., Ph.D. As of April 8, 2004, Dr. Karam was appointed as a member of our Board of Directors. Dr. Karam is Executive Vice President and Chief Medical Officer, and a member of the Board of Directors of Bio-Life Labs, Inc. In his role as Executive Vice President and Chief Medical Officer Dr. Karam is responsible for Bio-Life's Medical Affairs, Regulatory Affairs, Research and Product Development, Development Sciences, and Quality functions. Prior to joining Bio-Life Labs, Dr. Karam was the Director of Scientific Research for ZDS Center for Human Performance and Biotechnology Labs, L.L.C. in El Paso, Texas. While at ZDS, Dr. Karam's research was centered on developing an adjunctive treatment for Basal Cell Carcinoma, Squamous Cell Carcinoma, and Melanoma skin cancers. Dr. Karam's 10-year career in medical research included a focus on CNS regenerative work and receptive field expansion; his research in these areas resulted in the development of a spinal fusion device as well as a publication on the efficacy of implantable spinal stimulation and it's efficacy for the control of intractable pain. In earlier years Dr. Karam was a volunteer assistant through Emory University with the Center for Disease Control in the research of the Ebola virus; he also assisted on the Necrotizing Fascitis projects.

In addition to his work at Bio-Life Labs, Dr. Karam holds a board position with the St. Luke School of Medicine where he is the Director of Doctoral Programs and Adjunct Professor in Neurosciences. He has also served as an Adjunct Professor in the Physical Therapy Program with El Paso Community College, where he wrote the class text; developed the examination material; and taught Functional Anatomy as well as the Board Review Class for the Physical Therapist Assistant State licensure exam. Dr. Karam was a lead instructor in a course entitled Microsurgical Management of Carpal Tunnel Syndrome, taught in conjunction with the University of Juarez, Mexico, and in earlier years taught as a Graduate Assistant in Organic Chemistry under the direction of Dr. Jack Duff at Kennesaw State University.

Dr. Karam has published two textbooks: Gross Anatomy of the Head and Neck, and Neuroscience - a New Horizon. He has presented papers to the Music Therapy Association in the Anatomic Basis of Hearing and Music Association, and on the Anatomic Basis of Evoked Emotion and the Neuro-Anatomic Basis of Music; to the Chemistry Society on the Utilization of NMR for the Identification of 3D molecular structures; to the Athletic Trainers Association of Texas on Concussion and the Neurophysiologic basis of Concussive Syndrome; and has made additional scientific presentations on Steroids and Sports Medicine to the Ohio Chapter of the American Physical Therapy Association, and Receptive Field


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Expansion at Emory University. Dr. Karam developed a computer program for the containment of possible Chemical Weapons of Mass Destruction in conjunction with Daniels and Associates of Phoenix, Arizona. Dr. Karam is a member of the American Chemical Society; the International Brain Research Organization; the Cognitive Neuroscience Society; the Royal Society of Neuroscience; the American Physiology Society; the American Academy of Anti-aging; the American Academy of Neurological Surgeons; and the American Academy of Orthopedic and Neurologic Surgeons. In 2004 Dr. Karam was listed in the Empire Who's Who. Dr. Karam holds a Bachelor of Science degree in Business Management and received his Doctor of Medicine degree from St. Luke School of Medicine; he completed post-doctoral work in Neuroscience and Biochemistry. Dr. Karam is not an officer or director of any other reporting company.

JOSEPH G. MCGHIE. LL.B, M.B.A. As of April 8, 2004, Mr. McGhie was appointed as a member of our Board of Directors. Mr. McGhie is also our Chief Financial Officer. Mr. McGhie is an experienced investment banking and corporate finance dealmaker, having initiated and completed transactions valued at more than $750,000,000. Mr. McGhie has been active in arranging sale, finance, merger, and strategic alliance transactions since 1974, and has specialized in assisting early stage and middle market companies in California, Nevada and Arizona since 1985. A frequent speaker at industry and community associations, we believe Mr. McGhie is known for developing creative solutions to complex and challenging corporate finance situations. His expertise includes identifying equity investors for private, high growth companies, creating innovative capital structures, and arranging mergers, acquisitions, strategic partnerships and alliances.

As a strong supporter of graduate level education, Mr. McGhie has been involved with the Anderson Graduate School of Business Administration, The University of Southern California, University of Nevada Las Vegas, and Harvard Business School Association in Orange County and Los Angeles. Mr. McGhie holds a Bachelor of Laws degree (LL.B.) from the University of Alberta, Canada and an MBA with Second Year Honors from the Harvard Business School. Mr. McGhie is not an officer or director of any other reporting company.

There is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

ITEM 2. ACQUISITION OF ASSETS. Pursuant to the Agreement and Reorganization, we are acquiring Bio-Life as our wholly-owned subsidiary: the Registrant (i) issued 35,000,000 shares of its Registrant's common stock to Nancy LeMay as Trustee for the shareholders of Bio-Life; (ii) appointed Nancy LeMay as the President, Secretary and a director of the Registrant, and David Karam and Joseph McGhie as directors of the Registrant; and (iii) accepted the resignation of its current management and cancelled the 35,000,000 shares held by the outgoing management in exchange for 5,000,000 shares of Very Basic Media, Inc., which were owned by the Registrant. As a result of these transactions, the Registrant's total issued and outstanding shares of common stock is 47,091,805. Under the terms of the Agreement and Reorganization, the Registrant will assume undertake the business of Bio-Life, as described below.

BIO-LIFE LABORATORIES CORPORATION. Bio-Life Laboratories Corporation was formed in Nevada in 2003 to facilitate the introduction of Carcinoderm, an ointment that has been used to successfully treat skin cancer patients with Basal Cell Carcinoma, Squamous Cell Carcinoma, and Melanoma in FDA-conforming clinical trials. Dr. David Karam, who has been appointed as one of the Registrant's directors, developed and is conducting clinical trials of Carcinoderm in his laboratory, The Center for Human Performance and Biotechnology Laboratories, L.L.C. in El Paso, Texas, where he is currently investigating other possible uses of and delivery systems for Carcinoderm in the treatment of other types of cancer, including tumors of the pancreas and brain, as well as developing new treatments for Diabetes Mellitus and Hepatitis C. We have the right of first refusal on Dr. Karam's products that are being designed to treat Diabetes Mellitus and Hepatitis C, but do not have rights to them at this time.


THE PRODUCT. Carcinoderm is a topical ointment made from FDA-approved ingredients that we believe destroys skin cancer cells in a one-time application without harming surrounding healthy tissue. After the ointment has been applied to the affected area, a scab begins to form. In four to five weeks the scab falls off, leaving the underlying tissue in a hypersensitive state for approximately 48 hours. Skin coloration returns to normal after seven or eight weeks. At the 12-week mark, there is little evidence of tissue alteration and the treated area has totally returned to its previous thickness.



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PRODUCT CLASSIFICATION AND REGULATION. Carcinoderm is made from plant material and other FDA-approved ingredients. Although Carcinoderm is classified as a nutraceutical, and thus does not require FDA approval, Dr. Karam has followed FDA guidelines, rules, and regulations applicable to a clinical research project to prepare for application for FDA approval for this product (a product need not be classified as a pharmaceutical to receive FDA approval), as well as to document its efficacy. When Dr. Karam applies for Phase I FDA approval process, his FDA-conforming clinical trial records are in place.

PRODUCT FEATURES. We believe that the efficacy factor for Carcinoderm rivals other forms of skin cancer treatments, but with significant advantages:

|X|      One-time application.
|X|      No residual disfigurement.
|X|      Does not harm surrounding healthy tissue.

In the estimation of our management, the product also appears to act as a diagnostic tool. When Carcinoderm is applied to a cancer lesion, a pattern of red-colored finger projections radiate out from the treated area; these projections appear to be underlying cancer cells. Because the product does not attack healthy tissue, these finger projections do not appear when it is applied to a benign lesion.

PRODUCTION. Dr. Karam is currently producing the Carcinoderm ointment in a three-step segmented production process in his own labs in El Paso and Juarez, and the local college. The first step in production is an extraction procedure from a group of plants. In a second step, the extracted material is heated in large ovens. The third and final step is mixing the product and putting it in plastic containers. Dr. Karam plans to produce the product in single-tube applications with a peel-off top. While production of larger tubes is still under consideration, Dr. Karam prefers the one-application tube because of shelf life as well as re-engineering issues. One application of Carcinoderm measures approximately 0.5 grams.


CLINICAL TRIALS. Although Dr. Karam has not formally applied for FDA approval, he has been conducting clinical trials of Carcinoderm in compliance with FDA rules for almost two years in order to document treatment results of the product in accordance with standards acceptable to qualified evaluators of the product, and to establish its efficacy for health care professionals. When Dr. Karam applies for FDA approval for the product or a derivation of the product, we believe that qualified FDA Phase I studies will already be in place.

THE MARKET. In the estimation of our management, the world's most common malignancy is cancer of the skin, and that between 2 and 3 million non-melanoma skin cancers, and 132,000 melanoma skin cancers occur globally each year. One in every three cancers diagnosed is a skin cancer and, according to Skin Cancer Foundation Statistics, one in every five Americans will develop skin cancer in their lifetime. Indeed, we believe that skin cancer is the most widespread form of cancer in the population of the United States, surpassing the incidence of all other forms of cancer combined. In 2002 over 1.3 million people in this country were diagnosed with various types of skin cancers; in the estimation of our management, that number is expected to increase by two percent for the year 2003, and continue to rise due to an increasing elderly population, changes in outdoor leisure activities, the prevalence of immunosuppressive therapy, and failure to use sunscreens. An additional concern is the gradual depletion of ozone levels. It is estimated that a 10 per cent decrease in ozone levels will result in an additional 300,000 non-melanoma and 4,500 melanoma skin cancer cases.

According to information compiled by our management, the cost to Medicare for the treatment of skin cancers in the United States is currently estimated at $ 13 billion per year. That figure, based on an analysis of CPT codes in a 5% cross section of the Medicare billing database, approaches the total cost to treat both prostate and breast cancer. While the incidence of breast and prostate cancers has remained relatively stable, diagnoses of skin cancers continue to rise. Reports of this phenomenon appear worldwide, however, tracking global treatment costs presents severe logistical challenges because of problems relating to reporting and lack of uniformity in the registry of skin cancer statistics.



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RESEARCH AND DEVELOPMENT.

Carcinoderm: The Double Blind randomized clinical trial to test the efficacy of Carcinoderm in the treatment of Squamous Cell Carcinoma, Basal Cell Carcinoma, and Malignant Melanoma is ongoing. Additional research goals for 2004 with respect to Carcinoderm are as follows:

|X|  Define which receptor provides the intake for the Carcinoderm.
|X|  Define the metabolic pathway for the activation of Carcinoderm.
|X| Define the long-term ramifications to tissue treated with Carcinoderm. |X| Define which receptor is involved in the transference of the effects of
     Carcinoderm from cell to cell, yet spares healthy tissue.
|X| Define possible uses of Carcinoderm in the treatment of other types of tumor cells.

Other Treatment Products and Methods: Dr. Karam has developed treatment formulas that we believe appear to be effective in initial research for treating Diabetes Mellitus and Hepatitis C. We have the right of first refusal on these products being designed by Dr. Karam to treat Diabetes Mellitus and Hepatitis C, but do not have rights to them at this time. Research goals for 2004 with respect to these treatments are as follows:

|X| Identify the mechanism of action/efficacy for the effects of the nutraceutical formulation for Diabetes Mellitus.
|X| Identify the mechanism of action/efficacy for the effects of the nutraceutical treatment for Hepatitis C.

PATENT. We anticipate that Dr. Karam will apply for at least six patents for Carcinoderm to avoid product re-engineering; each patent will represent a different production step. Since there are no publications of formula or production process, we believe that there will not be a "public domain" issue. As of the date of this filing, Dr. Karam has submitted a provisional patent application for Caricinoderm.

RISKS. There are several risks typically associated with operations of this type, and the Registrant cannot guarantee it will achieve the ability to operate profitably. As a result of this transaction, the Registrant undertakes to disclose in its upcoming annual report, a description of risks inherent in operating its business, including product development, clinical trials, FDA approval, physician and patient acceptance, development and manufacture and sales of a marketable product, intellectual property and product liability.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS. On April 8, 2004, Philip T. Kueber resigned as the President, Secretary and director of the Registrant pursuant to the terms of the Agreement and Reorganization referenced herein. The resignation is not the result of any disagreement with the registrant on any matter relating to the Registrant's operations, policies or practices. A copy of Mr. Kueber's resignation is filed as Exhibit 17.1 to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS The financial information required by this Item will be filed by amendment no later than 75 days following the closing date of the Agreement and Reorganization.

INDEX TO EXHIBITS
-----------------

10.1 Stock Purchase Agreement and Plan of Reorganization with Bio-Life Laboratories Corporation

17.1     Resignation of Philip T. Kueber




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            TecScan International, Inc.


April 16, 2004                     By:      /s/   Nancy LeMay
                                            ------------------------------------
                                            Nancy LeMay
                                            President, Secretary and a director